Exhibit 21.1

[NCR ATMCO]

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation

4Front Technologies France SA	France

ATM Deployer Services LLC	Delaware

ATM National, LLC	Delaware

Cardpoint GmbH	Germany

Cardpoint Limited	England and Wales

Cardtronics ATM Pty Ltd	Australia

Cardtronics Australasia Pty Ltd	Australia

Cardtronics Australia Pty Ltd.	Australia

Cardtronics Canada Armoured Car Inc.	Alberta

Cardtronics Canada ATM Management Partnership	Alberta

Cardtronics Canada ATM Processing Partnership	Alberta

Cardtronics Canada Holdings Inc.	Alberta

Cardtronics Canada Limited Partnership	Alberta

Cardtronics Canada Operations Inc.	Alberta

Cardtronics Canada, Ltd.	Alberta

Cardtronics Creative UK Limited	England and Wales

Cardtronics Creative UK Limited Partnership	Scotland

Cardtronics Holdings Australia Pty Ltd	Australia

Cardtronics Holdings Limited	England and Wales

Cardtronics Holdings, LLC	Delaware

Cardtronics India LLP	India

Cardtronics Ireland Limited	Ireland

Cardtronics Limited	England and Wales

Cardtronics Management Services Limited	England and Wales

Cardtronics Mexico, S.A. de C.V.	Mexico

Cardtronics New Zealand (Holdings) Limited	New Zealand

Cardtronics NZ Limited	New Zealand

Cardtronics Prepaid Pty Ltd	Australia

Cardtronics Pty Ltd.	Australia

Cardtronics Services Limited	Ireland

Cardtronics Services Pty Ltd	Australia

Cardtronics Spain, Sociedad Limitada	Spain

Cardtronics UK Limited	England and Wales

Cardtronics USA, Inc.	Delaware

Cardtronics, Inc.	Delaware

Cashzone Portugal, Unipessoal, LDA.	Portugal

CATM Africa Holdings Limited	England and Wales

CATM Australasia Holdings Limited	England and Wales

CATM Europe Holdings Limited	England and Wales

CATM Holdings LLC	Delaware

CATM Luxembourg I Sarl	Luxembourg

CATM Luxembourg II Sarl	Luxembourg

CATM North America Holdings Limited	England and Wales

Columbus Merchant Services, LLC	Delaware

Customers Operations Pty Ltd	Australia

DC Payments Mexico, S.A. de CV.	Mexico

Digital Insight India Products Private Limited	India

DSM Services S.A. de C.V.	Mexico

Firstpoint Payments Pty Ltd	Australia

GHS Medtech Ltd	Cyprus

Global Assurance Limited	Bermuda

I-Design Group Limited	Scotland

I-Design Multi Media Limited	Scotland

Moon, Inc.	Delaware

N. Timms & Co. (Private) Ltd	Zimbabwe

N.C.R. (Nigeria) PLC	Nigeria

National Registrierkassen AG	Switzerland

NCR (Bahrain) W.L.L.	Bahrain

NCR (Beijing) Financial Equipment System Co., Ltd.	China

NCR (Cyprus) Limited	Cyprus

NCR (Guangzhou) Technology Co., Ltd.	China

NCR (Hellas) Single Member S.A.	Greece

NCR (Hong Kong) Limited	Hong Kong

NCR (Kenya) Limited	Kenya

NCR (Macau) Limited	Macau

NCR (Malaysia) Sdn. Bhd.	Malaysia

NCR (Middle East) Limited	Cyprus

NCR (North Africa) Limited	Cyprus

NCR (Shanghai) Technology Services Ltd.	China

NCR (Switzerland) GmbH	Switzerland

NCR (Thailand) Limited	Thailand

NCR A/O	Russia

NCR Antilles S.A.R.L.	French W.I.

NCR Argentina S.R.L.	Argentina

NCR Belgium & Co. SNC	Belgium

NCR Bilisim Sistemleri, L.S.	Turkey

NCR Brasil – Industria de Equipamentos para Automacao Ltda.	Brazil

NCR Brasil LTDA	Brazil

NCR Cebu Development Center, Inc.	Philippines

NCR Ceska Republika spol. S.r.o.	Czech Republic

NCR Chile Industrial y Comercial Limitada	Chile

NCR Colombia Ltda	Colombia

NCR Comercial E Inversiones Limitada	Chile

NCR Corporation (Philippines)	Philippines

NCR Corporation India Private Limited	India

NCR del Peru S.A.C.	Peru

NCR Dominicana SRL	Dominican Republic

NCR Dutch Holdings B.V.	Netherlands

NCR Espana, S.L.	Spain

NCR Financial Solutions Group Limited	England and Wales

NCR France, SNC	France

NCR Ghana Limited	Ghana

NCR Global Financing Limited	Cyprus

NCR Global Holdings Limited	Ireland

NCR Global Solutions Limited	Ireland

NCR GmbH	Germany

NCR Iberia, Unipessoal, LDA.	Portugal

NCR Indonesia LLC	Delaware

NCR International (South Africa) (Pty) Ltd.	South Africa

NCR Italia Holdings LLC	Delaware

NCR Italia S.r.l.	Italy

NCR Japan Ltd.	Japan

NCR Magyarorszag Kft.	Hungary

NCR Oesterreich Ges.m.b.H.	Austria

NCR Payments and Services Malaysia Sdn. Bhd.	Malaysia

NCR Qatar LLC	Qatar

NCR Singapore Pte Ltd	Singapore

NCR Solutions (Middle East) LLC	Delaware

NCR Systems Taiwan Ltd.	Taiwan

NCR UK Group Financing Limited	England and Wales

NCR UK Group Limited	England and Wales

NCR Ukraine Limited	Ukraine

NCR Zimbabwe (Private) Ltd	Zimbabwe

New Wave ATM Installations Limited	England and Wales

Papeles y Suministros del Cuaca S.A.	Colombia

PT. NCR Indonesia	Indonesia

Quantor Holdings LLC	Delaware

Radiant Systems Co. Ltd.	Thailand

Retalix Technology (Beijing) Co. Ltd.	China

Spark ATM Systems (Pty) Ltd.	South Africa

Sunwin Services Group (2010) Limited	England and Wales

TIAGN I Brasil Serviços De Tecnologia Ltda.	Brazil

TIAGN I Guatemala, Sociedad Anonima	Guatemala

TIAGN I, Inc.	Delaware

TIAGN Peru S.A.C.	Peru

USA Payment System, Inc.	Delaware